EXHIBIT 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	M&A, Treasury & Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2009 Annual Results

For the fourth quarter of 2009, highlights include:

•	Total revenues of approximately $497.1 million
•	Adjusted EBITDA of $135.4 million or approximately 27.2% of revenue
•	GAAP net income of $0.15 per fully diluted share
•	Non-GAAP net income of $0.19 per fully diluted share which includes stock based compensation expense
•	Record cash, cash equivalents and short-term investments of $571.2 million
•	Acquired PulseCore Semiconductor for approximately $17 million in an all-cash transaction
•	Signed definitive merger agreement to acquire California Micro Devices

For 2009, highlights include:

•	Total revenues of approximately $1.769 billion
•	Adjusted EBITDA of $381.8 million
•	GAAP net income of $0.14 per fully diluted share
•	Non-GAAP net income of $0.38 per fully diluted share which includes stock based compensation expense
•	Record low net debt position of approximately $362 million

PHOENIX, Ariz. – Feb. 3, 2010 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the fourth quarter of 2009 were $497.1 million, an increase of approximately 5 percent from the third quarter of 2009. During the fourth quarter of 2009, the company reported GAAP net income of $68.0 million, or $0.15 per fully diluted share. The fourth quarter 2009 GAAP net income included net charges of $16.9 million, or $0.04 per fully diluted share, from special items. The special item details can be found in the attached schedules. During the third quarter of 2009, the company reported a GAAP net income of $29.9 million, or $0.07 per fully diluted share.

Fourth quarter 2009 non-GAAP net income was $84.9 million, or $0.19 per share on a fully diluted basis and includes stock based compensation expense. Stock based compensation expense was previously excluded in our non-GAAP net income and fourth quarter 2009 outlook. We intend to include stock based compensation expense on a go forward basis in our non-GAAP outlook. Third quarter 2009 non-GAAP net income was $57.4 million, or $0.13 per share on a fully diluted basis and includes stock based compensation

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ON Semiconductor Reports Fourth Quarter and 2009 Annual Results

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expense. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at www.onsemi.com.

On a mix-adjusted basis, average selling prices in the fourth quarter of 2009 were down less than one percent when compared to the third quarter of 2009. GAAP gross margin in the fourth quarter was 39.1 percent. Non-GAAP gross margin in the fourth quarter of 2009 was 39.9 percent including stock based compensation expense. Stock based compensation expense was previously excluded in our non-GAAP gross margin outlook for the fourth quarter of 2009. GAAP gross margin in the fourth quarter included a net charge of approximately $3.9 million, or approximately 80 basis points, from special items. The special item details can be found in the attached schedules.

Adjusted EBITDA for the fourth quarter of 2009 was $135.4 million. Adjusted EBITDA for the third quarter of 2009 was $110.2 million.

Total revenues for 2009 were approximately $1.769 billion, a decrease of 14 percent from approximately $2.055 billion in 2008. During 2009, the company reported GAAP net income of $61.0 million. The 2009 GAAP net income included net charges of $104.9 million from special items. During 2008, the company reported a GAAP net loss of $428.9 million. The 2008 GAAP net loss included net charges of $736.7 million from special items, with the largest special item a $544.5 million non-cash goodwill impairment. The special item details can be found in the attached schedules.

The non-GAAP net income for 2009 was $165.9 million, or $0.38 per share on a fully diluted basis and includes stock based compensation expense. The non-GAAP net income for 2008 was $307.8 million, or $0.80 per share on a fully diluted basis and includes stock based compensation expense.

The company’s GAAP gross margin in 2009 was 35.1 percent. GAAP gross margin in 2009 included a net charge of approximately $13.8 million, or approximately 80 basis points from special items. Non-GAAP gross margin in 2009 was 35.9 percent including stock based compensation expense. Stock based compensation expense was previously excluded in our non-GAAP gross margin. The company’s GAAP gross margin in 2008 was 36.3 percent. GAAP gross margin in 2008 included a net charge of approximately $73.1 million, or approximately 350 basis points from special items. Non-GAAP gross margin in 2008 was 39.8 percent including stock based compensation expense. The special item details can be found in the attached schedules.

“In 2009, ON Semiconductor was able to successfully navigate one of the most challenging economic periods in the company’s and industry’s history,” said Keith Jackson, ON Semiconductor president and CEO. “Through the hard work and dedication of our employees, we were able to generate positive operating cash flow in even the most challenging quarter of the year. During 2009, ON Semiconductor reduced its overall gross debt by approximately $76 million and increased its cash, cash equivalents and short-term investments

ON Semiconductor Reports Fourth Quarter and 2009 Annual Results

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by approximately $113 million. We believe we entered 2010 in the strongest financial position in the company’s history with over $571 million of cash, cash equivalents and short-term investments and lowest net debt position in the company’s history of approximately $362 million. We continue to look for opportunities to grow our product portfolio and completed the acquisition of California Micro Devices Corporation (CMD) on Jan. 27, 2010. CMD’s expertise in protection solutions for the high brightness LED (HBLED) market, as well as their strengths in LC-based EMI (electromagnetic interference) filtering and low capacitance ESD (electrostatic discharge) protection complement our existing portfolio of protection and lighting solutions.”

FIRST QUARTER 2010 OUTLOOK

“Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total revenues will be approximately $515 to $525 million in the first quarter of 2010,” Jackson said. “Backlog levels at the beginning of the first quarter of 2010 were up from backlog levels at the beginning of the fourth quarter of 2009 and represent over 90 percent of our anticipated first quarter 2010 revenues. We expect that average selling prices for the first quarter of 2010 will be down approximately one to two percent sequentially. The non-GAAP outlook for the first quarter of 2010 includes stock based compensation expense of approximately $13 to $14 million. The following table outlines our first quarter 2010 GAAP and non-GAAP outlook.”

ON SEMICONDUCTOR Q1 2010 BUSINESS OUTLOOK

	GAAP	Special Items ***	Non-GAAP****
Revenue	$515 to $525 million		$515 to $525 million
Gross Margin	40.0% to 41.0%	$3 million	40.5% to 41.5%
Operating Expenses	$132 to $136 million	$10 million	$122 to $126 million
Net Interest Expense / Other Expenses	$10 to $11 million		$10 to $11 million
Convertible Notes, Non-cash Interest Expense*	$9 million	$9 million	$0 million
Tax	$4 million		$4 million
Fully Diluted Share Count **	445 million		445 million

*	Convertible Notes, Non-cash Interest Expense are included in FASB’s Accounting Standards Codification (“ASC”) Topic 470 Debt.
**	Fully diluted share count can vary for among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count.

ON Semiconductor Reports Fourth Quarter and 2009 Annual Results

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***	Special Items can include: restructuring, asset impairments and other, net; expensing of appraised inventory fair market value (FMV) step up; amortization of intangibles; goodwill impairments; income tax adjustments to approximate cash taxes; non-cash interest expense and certain other special items as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on Feb. 3, 2010 to discuss this announcement and ON Semiconductor’s results for the 2009 fourth quarter and annual results. The company will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or (973) 935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 51283327. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through February 10, 2010. To listen to the teleconference replay, call 800-642-1687 (U.S./Canada) or 706-645-9291 (International). You will be required to provide the Conference ID Number – which is 51283327.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, energy efficient, silicon solutions for green electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to

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the future financial performance of ON Semiconductor and our ability to increase cash flow from current levels. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to, difficulties encountered in integrating acquired businesses; the variable demand and the aggressive pricing environment for semiconductor products; dependence on our company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Fourth Quarter and 2009 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2009	October 2, 2009	December 31, 2008 (1)	December 31, 2009	December 31, 2008 (1)
Net revenues	$497.1	$472.9	$488.7	$1,768.9	$2,054.8
Cost of revenues	302.5	297.1	303.0	1,148.2	1,309.3

Gross profit	194.6	175.8	185.7	620.7	745.5
Gross margin	39.1%	37.2%	38.0%	35.1%	36.3%

Operating expenses:
Research and development	50.7	53.8	58.9	198.8	233.9
Selling and marketing	33.5	30.0	33.4	120.9	134.4
General and administrative	20.1	27.1	32.5	104.5	122.4
In-process research and development	—	—	9.4	—	27.1
Amortization of acquisition related intangible assets	7.2	7.3	7.0	29.0	22.9
Restructuring, asset impairments and other, net	(0.7)	7.9	3.7	24.9	26.2
Goodwill impairment charges	—	—	544.5	—	544.5

Total operating expenses	110.8	126.1	689.4	478.1	1,111.4

Operating income	83.8	49.7	(503.7)	142.6	(365.9)

Other income (expenses), net:
Interest expense	(15.4)	(15.8)	(20.5)	(64.6)	(79.9)
Interest income	0.1	0.1	1.4	0.8	6.9
Other	(0.5)	(1.5)	(2.7)	(4.7)	(2.9)
Gain (loss) on debt repurchase	—	—	3.8	(3.1)	3.8

Other expenses, net	(15.8)	(17.2)	(18.0)	(71.6)	(72.1)

Income (loss) before income taxes	68.0	32.5	(521.7)	71.0	(438.0)
Income tax benefit (provision)	0.4	(1.9)	(2.1)	(7.7)	9.4

Net income (loss)	68.4	30.6	(523.8)	63.3	(428.6)
Net income attributable to minority interest	(0.4)	(0.7)	(0.9)	(2.3)	(0.3)

Net income (loss) attributable to ON Semiconductor Corporation	$68.0	$29.9	$(524.7)	$61.0	$(428.9)

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic:	$0.16	$0.07	$(1.28)	$0.14	$(1.13)

Diluted:	$0.15	$0.07	$(1.28)	$0.14	$(1.13)

Weighted average common shares outstanding:
Basic	426.0	423.3	409.1	420.8	379.0

Diluted:	442.9	439.1	409.1	438.1	379.0

(1)

The consolidated statement of operations for the quarter and year ended December 31, 2008 has been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” which is now included in ASC 470 Debt, and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51,” which is now included in ASC 810 Consolidation, during the first quarter of 2009.

ON Semiconductor Reports Fourth Quarter and 2009 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2009	October 2, 2009	December 31, 2008 (1)
Assets
Cash, cash equivalents and short-term investments	$571.2	$470.2	$458.7
Receivables, net	260.9	264.7	188.8
Inventories, net	269.9	264.2	335.5
Other current assets	51.5	42.7	55.5
Deferred income taxes, net of allowances	15.1	15.7	12.0

Total current assets	1,168.6	1,057.5	1,050.5
Restricted cash	5.9	—	—
Property, plant and equipment, net	705.5	715.3	770.8
Goodwill	175.4	162.4	160.2
Intangible assets, net	298.7	298.7	333.4
Other assets	60.2	40.7	44.6

Total assets	$2,414.3	$2,274.6	$2,359.5

Liabilities and Stockholders’ Equity
Accounts payable	$172.9	$147.2	$178.2
Accrued expenses	135.5	135.1	138.4
Income taxes payable	5.0	6.7	4.1
Accrued interest	0.9	4.7	1.3
Deferred income on sales to distributors	98.8	101.6	114.1
Current portion of long-term debt	205.9	165.7	107.9

Total current liabilities	619.0	561.0	544.0
Long-term debt	727.6	729.9	901.9
Other long-term liabilities	49.3	47.5	48.1
Deferred income taxes, net of allowances	13.8	12.7	10.0

Total liabilities	1,409.7	1,351.1	1,504.0

ON Semiconductor Corporation stockholders’ equity:
Common stock	4.7	4.7	4.6
Additional paid-in capital	2,916.6	2,899.3	2,810.7
Accumulated other comprehensive loss	(64.9)	(63.9)	(53.6)
Accumulated deficit	(1,504.4)	(1,572.4)	(1,565.4)
Less: treasury stock, at cost	(367.0)	(363.4)	(358.1)

Total ON Semiconductor Corporation stockholders’ equity	985.0	904.3	838.2
Minority interest in consolidated subsidiaries	19.6	19.2	17.3

Total equity	1,004.6	923.5	855.5

Total liabilities and equity	$2,414.3	$2,274.6	$2,359.5

(1)

The consolidated balance sheets as of December 31, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” which is now included in ASC 470 Debt, and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51,” which is now included in ASC 810 Consolidation, during the first quarter of 2009.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31,	October 2,	December 31,	December 31,	December 31,
	2009	2009	2008 (1)	2009	2008 (1)
Net income (loss)	$68.4	$30.6	$(523.8)	$63.3	$(428.6)
Plus:
Depreciation and amortization	38.0	38.9	38.5	155.6	142.1
Interest expense	15.4	15.8	20.5	64.6	79.9
Interest income	(0.1)	(0.1)	(1.4)	(0.8)	(6.9)
Income tax (benefit) provision	(0.4)	1.9	2.1	7.7	(9.4)
Net income attributable to minority interest	(0.4)	(0.7)	(0.9)	(2.3)	(0.3)
Stock compensation expense	11.9	13.5	6.8	54.2	33.2
Restructuring, asset impairments and other, net	(0.7)	7.9	3.7	24.9	26.2
Non-cash goodwill impairment	—	—	544.5	—	544.5
In-process research and development	—	—	9.4	—	27.1
(Gain) loss on debt repurchase	—	—	(3.8)	3.1	(3.8)
Expensing of appraised inventory fair market value step up	3.3	2.4	7.3	11.5	70.7

Adjusted EBITDA*	135.4	110.2	102.9	381.8	474.7
Increase (decrease):
Interest expense	(15.4)	(15.8)	(20.5)	(64.6)	(79.9)
Interest income	0.1	0.1	1.4	0.8	6.9
Income tax benefit (provision)	0.4	(1.9)	(2.1)	(7.7)	9.4
Net income attributable to minority interest	0.4	0.7	0.9	2.3	0.3
Restructuring, asset impairments, and other, net	0.7	(7.9)	(3.7)	(24.9)	(26.2)
Expensing of appraised inventory fair market value step up	(3.3)	(2.4)	(7.3)	(11.5)	(70.7)
Gain on sale or disposal of fixed assets	(1.7)	(1.8)	(1.8)	(3.9)	(7.1)
Amortization of debt issuance costs and debt discount	0.7	0.7	1.0	3.1	4.0
Provision for excess inventories	4.7	4.1	9.1	20.4	19.8
Non-cash interest expense	8.3	8.3	10.8	34.9	41.6
Cash portion of loss on debt repurchase	—	—	—	(2.4)	—
Non-cash impairment charges	0.7	5.4	2.3	6.3	14.3
Deferred income taxes	1.6	(1.1)	2.8	0.7	(6.8)
Other	2.3	(0.4)	1.7	0.7	2.4
Changes in operating assets and liabilities	(32.6)	(10.6)	(16.3)	(59.1)	11.1

Net cash provided by operating activities	$102.3	$87.6	$81.2	$276.9	$393.8

(1)

Certain amounts in the reconciliation of net income to adjusted EBITDA for the quarters and year ended December 31, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” which is now included in ASC 470 Debt, and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51,” which is now included in ASC 810 Consolidation, during the first quarter of 2009.

*	Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a performance metric for the vesting/releasing of performance based equity awards, and for earning of corporate cash bonuses when applicable. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended (1)			Year Ended (1)
Reconciliation of GAAP gross profit to non-GAAP gross profit:	December 31, 2009	October 2, 2009	December 31, 2008	December 31, 2009	December 31, 2008
GAAP gross profit	$194.6	$175.8	$185.7	$620.7	$745.5

Special items:
a) Expensing of appraised inventory fair market value step up	3.3	2.4	7.3	11.5	70.7
b) Amortization of intangibles	0.6	0.6	0.6	2.3	2.4

Total Special items	3.9	3.0	7.9	13.8	73.1

Non-GAAP gross profit	$198.5	$178.8	$193.6	$634.5	$818.6

Reconciliation of GAAP gross margin to non-GAAP gross margin:

GAAP gross margin	39.1%	37.2%	38.0%	35.1%	36.3%

Special items:
a) Expensing of appraised inventory fair market value step up	0.7%	0.5%	1.5%	0.7%	3.4%
b) Amortization of intangibles	0.1%	0.1%	0.1%	0.1%	0.1%

Total Special items	0.8%	0.6%	1.6%	0.8%	3.6%

Non-GAAP gross margin	39.9%	37.8%	39.6%	35.9%	39.8%

Reconciliation of GAAP income (loss) to non-GAAP net income:
GAAP net income (loss) attributable to ON Semiconductor Corporation	$68.0	$29.9	$(524.7)	$61.0	$(428.9)

Special items:
a) Expensing of appraised inventory fair market value step up - cost of revenues	3.3	2.4	7.3	11.5	70.7
b) In-process research and development	—	—	9.4	—	27.1
c) Amortization of intangible assets - cost of revenues	0.6	0.6	0.6	2.3	2.4
d) Amortization of acquisition related intangible assets - operating expenses	7.2	7.3	7.0	29.0	22.9
e) Restructuring, asset impairments and other, net	(0.7)	7.9	3.7	24.9	26.2
f) Goodwill impairment charges	—	—	544.5	—	544.5
g) (Gain) loss on debt prepayment	—	—	(3.8)	3.1	(3.8)
h) Non-cash interest expense	8.3	8.3	10.8	34.9	41.6
i) Cash taxes	(1.8)	1.0	0.4	(0.8)	5.1

Total Special items	16.9	27.5	579.9	104.9	736.7

Non-GAAP net income	$84.9	$57.4	$55.2	$165.9	$307.8

Non-GAAP net income per share:
Basic	$0.20	$0.14	$0.13	$0.39	$0.81

Diluted	$0.19	$0.13	$0.13	$0.38	$0.80

Weighted average common shares outstanding:
Basic	426.0	423.3	409.1	420.8	379.0

Diluted:	442.9	439.1	411.2	438.1	382.9

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, restricted stock awards and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2009	October 2, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Cost of revenues	$3.1	$3.5	$1.5	$13.7	$8.8
Research and development	2.5	2.7	1.5	10.7	5.7
Selling and marketing	1.9	2.1	1.1	8.8	5.3
General and administrative	4.4	5.2	2.7	21.0	13.4

Total share-based compensation expense	$11.9	$13.5	$6.8	$54.2	$33.2

(1)	Certain amounts may not total due to rounding of individual components.
(2)	Certain amounts for the quarter and year ended December 31, 2008 have been modified compared to previously reported amounts to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” which is now included in ASC 470 Debt, and the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51,” which is now included in ASC 810 Consolidation, during the first quarter of 2009.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

– Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

– Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.